Exhibit (a)(5)(iii)

Media Release

Basel, 10 January 2018

Roche commences tender offer for all shares of Ignyta, Inc. for $27.00 per share in cash

Roche (SIX: RO, ROG; OTCQX: RHHBY) today announced that it has commenced a cash tender offer for all of the outstanding shares of common stock of Ignyta, Inc. (NASDAQ: RXDX) at a price of $27.00 per share. The tender offer is being made pursuant to the previously announced merger agreement dated as of December 21, 2017 among Ignyta, Inc., Roche Holdings, Inc., an indirect wholly owned subsidiary of Roche Holding Ltd, and Abingdon Acquisition Corp., a wholly owned subsidiary of Roche Holdings, Inc.

The tender offer period will expire at 12:00 midnight, Eastern Time, at the end of the day on February 7, 2018, unless the offer is extended.

Roche has filed a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (SEC). Abingdon Acquisition Corp. is the acquirer in the tender offer. The Offer to Purchase contained within the Schedule TO sets out the terms and conditions of the tender offer.

Ignyta has also filed a Solicitation/Recommendation Statement with the SEC on Schedule 14D-9, which includes the unanimous recommendation of the Ignyta board of directors that Ignyta stockholders tender their shares in the tender offer. Closing of the tender offer is conditioned upon customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and there being validly tendered and not validly withdrawn a majority of the outstanding shares of Ignyta common stock. The offer is not subject to any financing condition. Following successful completion of the tender offer, any shares not acquired in the tender offer will be acquired in a second step merger at the same price of $27.00 per share. The closing of the transaction is expected to take place in the first half of 2018.

The complete terms and conditions are set out in the Offer to Purchase, which was filed with the SEC today, January 10, 2018. Ignyta stockholders may obtain copies of all of the offering

F. Hoffmann-La Roche Ltd	4070 Basel	Group Communications	Tel. +41 61 688 88 88
	Switzerland	Roche Group Media Relations	www.roche.com

1/4

documents, including the Offer to Purchase, free of charge at the SEC’s website (www.sec.gov) or by directing a request for the Solicitation/Recommendation Statement on Schedule 14D-9 to Ignyta’s website www.ignyta.com/investors or the Offer to Purchase and the other related materials to MacKenzie Partners, Inc., the Information Agent for the offer, toll free at (800) 322-2885 (please call (212) 929-5500 (collect) if you are located outside the U.S. or Canada) or via email at tenderoffer@mackenziepartners.com.

Citi is acting as financial advisor to Roche and Sidley Austin LLP is acting as legal counsel to Roche. BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as financial advisors to Ignyta and Latham & Watkins LLP is acting as legal counsel to Ignyta.

About Ignyta

Ignyta develops potentially life-saving, precisely targeted therapeutics (Rx) guided by diagnostic (Dx) tests to patients with cancer. Its integrated Rx/Dx strategy allows it to enter uncharted territory, illuminating the molecular and immunological drivers of cancer and quickly advancing treatments to address them. This approach embraces even those patients with rare cancers, who have the highest unmet need and who may otherwise not have access to effective treatment options. For additional information about Ignyta, please visit www.ignyta.com.

About Roche

Roche is a global pioneer in pharmaceuticals and diagnostics focused on advancing science to improve people’s lives. The combined strengths of pharmaceuticals and diagnostics under one roof have made Roche the leader in personalised healthcare – a strategy that aims to fit the right treatment to each patient in the best way possible.

Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and diseases of the central nervous system. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management.

Founded in 1896, Roche continues to search for better ways to prevent, diagnose and treat diseases and make a sustainable contribution to society. Roche also aims to improve patient access to medical innovations by working with all relevant stakeholders. Thirty medicines developed by Roche are included in the World Health Organization Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and cancer medicines. Roche has been recognised as the Group Leader in sustainability within the Pharmaceuticals, Biotechnology & Life Sciences Industry nine years in a row by the Dow Jones Sustainability Indices (DJSI).

2/4

The Roche Group, headquartered in Basel, Switzerland, is active in over 100 countries and in 2016 employed more than 94,000 people worldwide. In 2016, Roche invested CHF 9.9 billion in R&D and posted sales of CHF 50.6 billion. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE TRANSACTION. THESE STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE TRANSACTION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF IGNYTA, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED, AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN IGNYTA’S PUBLIC FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF IGNYTA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 AND SUBSEQUENT ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS FILED BY ROCHE AND ITS ACQUISITION SUBSIDIARY, ABINGDON ACQUISITION CORP., AND THE SOLICITATION/RECOMMENDATION FILED BY IGNYTA. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE, ABINGDON ACQUISITION CORP. AND IGNYTA DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE EITHER AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMMON STOCK OF IGNYTA OR ANY OTHER SECURITIES. ROCHE AND ABINGDON ACQUISITION CORP., A WHOLLY OWNED SUBSIDIARY OF ROCHE, HAVE FILED A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED MATERIALS, WITH THE SEC, AND IGNYTA HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH THE SEC. THE OFFER TO PURCHASE SHARES OF IGNYTA COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS FILED WITH THE SEC BY ROCHE AS A PART OF ITS SCHEDULE TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE

3/4

SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER, INCLUDING ITS TERMS AND CONDITIONS, AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE STATEMENTS AND OTHER MATERIALS FILED WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV, OR BY DIRECTING REQUESTS FOR THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 TO IGNYTA’S WEBSITE, WWW.IGNYTA.COM/INVESTORS OR THE OFFER TO PURCHASE AND THE OTHER RELATED MATERIALS TO THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 (PLEASE CALL (212) 929-5500 (COLLECT) IF YOU ARE LOCATED OUTSIDE THE U.S. OR CANADA) OR VIA EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

Roche Group Media Relations

Phone: +41 -61 688 8888 / e-mail: media.relations@roche-global.com

- Nicolas Dunant (Head)

- Patrick Barth

- Ulrike Engels-Lange

- Simone Oeschger

- Anja von Treskow

4/4